                                   EXHIBIT 22


                          SUBSIDIARIES OF THE COMPANY
                             AS OF AUGUST 31, 1994


                 NAME OF SUBSIDIARY                JURISDICTION OF    PERCENTAGE
                 ------------------                INCORPORATION      OWNED
                                                   -------------      -----
CMC (Australia) Pty., Limited                      Australia           100
CMC Comercio de Metias, Ltda.                      Brazil              100
CMC Concrete Accessories, Inc.                     Texas                90
CMC Fareast Limited                                Hong Kong           100
CMC Finanz A.G.                                    Switzerland         100
CMC Information Systems, Inc.                      Texas               100
CMC International (S.E. Asia) Pte., Limited        Singapore           100
CMC Oil Company                                    Texas               100
CMC Process Products, Inc.                         Texas               100
CMC Steel Holding Company                          Delaware            100
CMC Steel Fabricators, Inc.                        Texas               100
CMC Trading A.G.                                   Switzerland         100
CMC (UK) Limited                                   England             100
CSC Engineering, Inc.                              Texas               100
Cometals (Canada), Ltee.                           Canada              100
Cometals China, Inc.                               Texas               100
Cometals Far East, Inc.                            Texas               100
Cometals, Inc.                                     New York            100
Cometals International, S.A.                       Belgium             100
Commercial Metals - Austin Inc.                    Texas               100
Commercial Metals Company, Holding A.G.            Switzerland         100
Commercial Metals Overseas Export Company          Delaware            100
Commercial Metals Overseas Export (FSC) Corp.      US Virgin Islands   100
Commercial Metals Railroad Salvage Company         Texas               100
Commercial Metals SF/JV Company                    Tennessee           100
Commonwealth Metal Corporation                     New Jersey          100
Daltrading Limited                                 Switzerland         100
Enterprise Metal Corporation                       New York            100
Howell Metal Company                               Virginia            100
Mini-Mill Consultants, Inc.                        Texas               100
Regency Advertising Agency, Inc.                   Texas               100
SMI Steel Inc.                                     Alabama             100
Structural Metals, Inc.                            Texas               100
Zenith Finance and Construction Company            Texas               100